EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into, effective as of August 7, 2003, between K2 Inc., a Delaware corporation (the “Corporation”) and                                  (“Indemnitee”).

RECITALS

WHEREAS, it is essential to the Corporation to retain and attract as directors, officers and agents the most capable persons available;

WHEREAS, Indemnitee is a director, officer or agent of the Corporation;

WHEREAS, both the Corporation and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors, officers and agents of corporations; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability, in order to enhance Indemnitee’s continued and effective service to the Corporation, and in order to induce Indemnitee to provide services to the Corporation as a director, officer or agent, the Corporation wishes to provide in this Agreement for the indemnification and advancement of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the coverage of Indemnitee under the Corporation’s directors’, officers’ and agents’ liability insurance policies.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee’s continuing to serve the Corporation directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

AGREEMENT

1. Certain Definitions:

(a) Board: the Board of Directors of the Corporation.

(b) Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power represented by the Corporation’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board, or (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation’s assets.

(c) Disinterested Director: a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee and has no financial interest in the outcome of the Proceeding (except insofar as such outcome may financially affect or has financially affected the Corporation itself).

(d) Expenses: any expense, including attorneys’ costs and fees, amounts paid or to be paid in settlement, judgments, fines, ERISA excise taxes and penalties, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event, including any expenses described above relating to establishing a right to indemnification or to enforce the terms hereof as set forth in Section 5.

(e) Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director, officer or agent of the Corporation, or while a director, officer or agent, is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent, limited partner, member or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Corporation (including any corporation acquired by the Corporation) or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Corporation, as described above.

(f) Independent Counsel: a law firm, a member of a law firm, or an independent practitioner that has not performed services for the Corporation or the Indemnitee in the previous five years, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights hereunder.

(g) Potential Change in Control: shall be deemed to have occurred if (i) the Corporation enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (iii) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation acting in such capacity or a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation’s then outstanding Voting Securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof, or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(h) Proceeding: any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether conducted by the Corporation or any other party, whether civil, criminal, administrative, investigative, or other, and in each case whether or not commenced prior to the date of this Agreement, that relates to an Indemnifiable Event.

(i) Reviewing Party: the person or body appointed in accordance with Section 3.

(j) Voting Securities: any securities of the Corporation entitled to vote generally in the election of directors.

2. Agreement to Indemnify.

(a) Generally. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Corporation shall indemnify Indemnitee from and against any and all Expenses, liability and loss to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, to the extent the following is permissible, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of the minimum permitted by statute.

(b) Expense Advances. If so requested by Indemnitee, the Corporation shall advance any and all Expenses to Indemnitee (an “Expense Advance”) within thirty (30) calendar days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement except in the case of Proceedings solely with respect to items described in Section 4(c) (2), (3) or (4). The Indemnitee shall qualify for advances solely upon the execution and delivery to the Corporation of an undertaking in form and substance reasonably satisfactory to the Corporation providing that the Indemnitee undertakes to repay the advances if and to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction in the State of Delaware to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4(b) below, any determination made by the Reviewing Party as defined in Section 3 below that Indemnitee would not be permitted to be indemnified hereunder shall not be binding and Indemnitee shall not be required to reimburse the Corporation for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Corporation for Expense Advances shall be unsecured and no interest shall be charged thereon.

(c) Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(d) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Expenses, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

3. Reviewing Party.

(a) Prior to any Change in Control, the person, persons or entity (the “Reviewing Party”) that shall determine whether Indemnitee is entitled to indemnification in the first instance shall be (a) the Board of the Corporation acting by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum of the Board; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (as described below in Section 3(b)) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

(b) After a Change in Control, the Reviewing Party shall be the Independent Counsel referred to below. With respect to all matters arising following a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Corporation’s certificate of incorporation or by-laws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Corporation shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld) (the “Independent Counsel”). Such counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified hereunder. The Corporation agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees and expenses), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4. Indemnification Process and Appeal.

(a) Indemnification Payment. Indemnitee shall be entitled to indemnification of Expenses actually and reasonably paid by Indemnitee, and shall receive payment thereof, from the Corporation in accordance with this Agreement within thirty (30) calendar days after Indemnitee has made written demand on the Corporation for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification), unless the Reviewing Party has provided a written determination to the Corporation that Indemnitee is not entitled to indemnification hereunder. The Reviewing Party making the determination with respect to Indemnitee’s entitlement to indemnification shall notify Indemnitee of such determination no later than two (2) business days after the determination is made.

(b) Suit to Enforce Rights. If (i) no determination of entitlement to indemnification shall have been made within thirty (30) calendar days after Indemnitee has made a demand in accordance with Section 4(a), (ii) payment of indemnification pursuant to Section 4(a) is not made within thirty (30) calendar days after a determination has been made that Indemnitee is entitled to indemnification, (iii) the Reviewing Party determines pursuant to Section 4(a) that Indemnitee is not entitled to indemnification under this Agreement, or (iv) Indemnitee has not received advancement of Expenses within thirty (30) calendar days after making such a request in accordance with Section 2(b), then Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Corporation hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee on or before the first anniversary of the date of the Reviewing Party’s determination shall be binding on the Corporation and Indemnitee.

(c) Defense to Indemnification. No payment pursuant to this Agreement shall be made by the Corporation and it shall be a defense to any action brought by Indemnitee against the Corporation to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) to indemnify Indemnitee for any Expenses in connection with any Proceeding

(1) where it is not permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed;

(2) for which payment has actually been made to Indemnitee under a valid and collectible insurance policy except in respect of any excess beyond the amount of payment under such insurance;

(3) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Exchange Act, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state, or local statutory law; or

(4) initiated by Indemnitee against the Corporation or any director, officer or agent of the Corporation unless (i) the Corporation has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 5 herein; or (iii) the Proceeding is instituted after a Change in Control.

(d) Admissibility of Determinations. Neither the failure of the Reviewing Party or the Corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because he has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Corporation (including its Board, independent legal counsel, or its shareholders) that the Indemnitee had not met such applicable standard of conduct, shall be admissible as evidence in any such action for any purpose.

(e) Presumptions. To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification (or advancement of expenses) hereunder, the Reviewing Party shall presume that an Indemnitee is entitled to indemnification (or advancement of expenses) under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by the Reviewing Party of any determination contrary to that presumption. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

5. Indemnification for Expenses Incurred in Enforcing Rights. The Corporation shall indemnify Indemnitee against any and all Expenses described in Subsections (i), (ii) and (iii) below and, if requested by Indemnitee, shall advance such Expenses to Indemnitee on such terms and conditions as the Board deems appropriate, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for

(i) enforcement of this Agreement,

(ii) indemnification of Expenses or Expense Advances by the Corporation under this Agreement or any other agreement or under applicable law or the Corporation’s articles of incorporation or by-laws now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or

(iii) recovery under directors’, officers’ and agents’ liability insurance policies maintained by the Corporation.

6. Notification and Defense of Proceeding.

(a) Notice. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any Proceeding for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to K2 Inc., 2051 Palomar Airport Road, Carlsbad, CA 92009, Attention: General Counsel (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received three (3) days after the date postmarked if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(b) Defense. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof, the Corporation will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Corporation so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense of any Proceeding, the Corporation will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Corporation of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Corporation; (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Corporation in the defense of the Proceeding; (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel; or (iv) the Corporation shall not within sixty (60) calendar days in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the Corporation; and (v) if the Corporation has selected counsel to represent Indemnitee and other current and former directors and officers of the Corporation in the defense of a Proceeding, and a majority of such persons, including Indemnitee, reasonably object to such counsel selected by the Corporation pursuant to this Section 6(b), then such persons, including Indemnitee, shall be permitted to employ one (1) additional counsel of their choice and the reasonable fees and expenses of such counsel shall be at the expense of the Corporation; provided, however, that such counsel shall be chosen from amongst the list of counsel, if any, approved by any company with which the Corporation obtains or maintains insurance. In the event separate counsel is retained by an Indemnitee pursuant to this Section 6(b), the Corporation shall cooperate with Indemnitee with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to the Indemnitee and such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the determination provided for in (ii) above. The foregoing shall not apply to actions by Indemnitee under Section 5 herein.

(c) Settlement of Claims. The Corporation shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent; provided, however, that if a Change in Control has occurred, the Corporation shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. The Corporation shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

7. Establishment of Trust. In the event of a Change in Control or a Potential Change in Control, the Corporation shall, upon written request by Indemnitee, create a Trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party. The terms of the Trust shall provide that upon a Change in Control, (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the Trustee shall advance, within ten (10) business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the Corporation under Section 2(c) of this Agreement), (iii) the Trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Corporation upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement and/or the Proceeding for which the Trust was funded has been fully and finally determined or withdrawn. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 7 shall relieve the Corporation of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Corporation for federal, state, local, and foreign tax purposes. The Corporation shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust other than those attributable to the bad faith or gross negligence of the Trustee.

8. Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the laws of the State of Delaware, the certificate of incorporation, by-laws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation’s certificate of incorporation, by-laws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

9. Liability Insurance. To the extent the Corporation maintains an insurance policy or policies providing directors’, officers’ or agents’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Corporation director, officer or agent.

10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, or such longer period as may be required or permitted by federal or state law under the circumstances. Any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action the shorter period shall govern.

11. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

12. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

13. No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, by law, or otherwise) of the amounts otherwise indemnifiable hereunder.

14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Corporation, heirs, executors, estate and personal and legal representatives. The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer or agent of the Corporation or of any other enterprise at the Corporation’s request.

15. Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

18. Consent to Jurisdiction. The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

19. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Corporation at:

K2 Inc.

2051 Palomar Airport Road

Carlsbad, CA 92009

Attn: General Counsel

and to Indemnitee at:

Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

Corporation:	K2 INC., a Delaware corporation

By:

Name: Title

Indemnitee:	By:

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